Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

Civista Bancshares, Inc.

Sandusky, Ohio

We hereby consent to the incorporation by reference in the Registration Statements File Nos. 333-279708 and 333-202316 on Form S-8 and File No. 333-282560 on Form S-3 of Civista Bancshares, Inc. of our report dated March 6, 2026 with respect to the consolidated financial statements and internal control over financial reporting included in this Annual Report on Form 10-K for the year ended December 31, 2025.

Plante & Moran, PLLC

We have served as the Company’s auditor since 2024.

Auburn Hills, Michigan

March 6, 2026